AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2003

                                                REGISTRATION NO. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933



                           OHIO CASUALTY CORPORATION
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                             OHIO                                           31-0783294
        (State or other jurisdiction of incorporation         (I.R.S. Employer Identification Number)
                       or organization)

                         OHIO CASUALTY CAPITAL TRUST I
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                           DELAWARE                                           PENDING
        (State or other jurisdiction of incorporation         (I.R.S. Employer Identification Number)
                       or organization)

                        OHIO CASUALTY CAPITAL TRUST II
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                           DELAWARE                                           PENDING
        (State or other jurisdiction of incorporation         (I.R.S. Employer Identification Number)
                       or organization)

                               9450 SEWARD ROAD
                             FAIRFIELD, OHIO 45014
                                (513) 603-2600

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrants' Principal Executive Offices)

                     -------------------------------------

                                DEBRA K. CRANE
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           OHIO CASUALTY CORPORATION
                               9450 SEWARD ROAD
                             FAIRFIELD, OHIO 45014
                                (513) 603-2600

           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                     -------------------------------------

                                  Copies to:
                           SUSAN J. SUTHERLAND, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                4 TIMES SQUARE
                           NEW YORK, NEW YORK 10036
                                (212) 735-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
============================================================== ================ =================== ===============
  PROPOSED TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  MAXIMUM AMOUNT       AMOUNT OF        REGISTRATION
                                                                                    AGGREGATE
                                                                    TO BE         OFFERING PRICE
                                                               REGISTERED (1)         (2)(3)           FEE (3)
  Debt securities of Ohio Casualty (4)(5)
  Preferred shares, without par value,
      of Ohio Casualty (4)(5).............................
  Common shares of Ohio Casualty, $0.125 par value,
      including one-half of one common share purchase right
      attached thereto (4)(5)(6)..........................
  Depositary shares of Ohio Casualty (4)(5)(7)............
  Warrants of Ohio Casualty (8)...........................
  Stock purchase contracts of Ohio Casualty...............
  Stock purchase units of Ohio Casualty (9)...............
  Trust Preferred Securities of Ohio Casualty Capital Trust
      I and Ohio Casualty Capital Trust II (10)...........
  Guarantees of Trust Preferred Securities
      of the trusts by Ohio Casualty (11).................
      Total...............................................      $500,000,000    $500,000,000        $40,450 (12)

--------------------------------
(1)      In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. If any securities are issued at original issue discount, such greater amount as shall result in an initial aggregate offering price of $500,000,000.

(2) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4) Also includes such indeterminate amounts of debt securities and an indeterminate number of shares of common shares, preferred shares and depositary shares as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other debt securities, preferred shares or depositary shares that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of the stock purchase contracts.

(5) No separate consideration will be received for the debt securities, preferred shares, common shares or depositary shares issuable upon conversion of or in exchange for debt securities, preferred shares or depositary shares.

(6) One-half of one common share purchase rights initially are attached to and trade with all shares of common stock pursuant to the Terms of Ohio Casualty's Shareholders' Rights Plan.

(7) Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event Ohio Casualty elects to offer to the public fractional interests in the preferred shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preferred shares will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(8) Warrants may be sold separately or with debt securities, preferred shares, common shares or depositary shares.

(9)      Each stock purchase unit consists of (a) a stock purchase contract;
         (b) warrants; and/or (c) either trust preferred securities, debt securities or debt obligations of a third party (including U.S.
         treasury securities, other stock purchase contracts or common shares).

(10) There is being registered hereunder an indeterminate amount and number of trust preferred securities of the trusts as may be sold from time to time.

(11) No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by each of the trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the trusts.

(12) A filing fee of $83,400 has previously been paid in connection with the registration statement on Form S-3 (File No. 333-70761) initially filed by Ohio Casualty Corporation on January 19, 1999, as amended on March 31, 1999, May 11, 1999 and June 1, 1999. Of such filing fee,
         $83,400 relates to $300,000,000 of debt securities that remain unoffered under the registration statement. In accordance with Rule
         457(p) under the Securities Act of 1933, the registrants are hereby applying that $83,400 of previously paid filing fees to cover the filing fees due in connection with this registration statement.


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

[FLAG]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




                   SUBJECT TO COMPLETION, DATED MAY 8, 2003

PROSPECTUS

                                 $500,000,000

                           OHIO CASUALTY CORPORATION

               DEBT SECURITIES, PREFERRED SHARES, COMMON SHARES,
             DEPOSITARY SHARES, WARRANTS, STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

                         OHIO CASUALTY CAPITAL TRUST I
                        OHIO CASUALTY CAPITAL TRUST II


             TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                    GUARANTEED BY OHIO CASUALTY CORPORATION


         We may offer, from time to time, debt securities, preferred shares, common shares, depositary shares, warrants, contracts to purchase shares of our common shares or stock purchase units consisting of (1) a stock purchase contract and (2) our debt securities, the trust preferred securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders' obligations to purchase our common shares under the stock purchase contracts.

         Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

         Ohio Casualty Capital Trust I and Ohio Casualty Capital Trust II are Delaware statutory trusts. Each trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each trust. Each trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

         Our common shares are traded on NASDAQ under the symbol "OCAS."


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                    THE DATE OF THIS PROSPECTUS IS , 2003.

                               TABLE OF CONTENTS

                                                                         Page

FORWARD-LOOKING STATEMENTS................................................3
OHIO CASUALTY CORPORATION.................................................4
THE TRUSTS................................................................5
USE OF PROCEEDS...........................................................7
DIVIDEND POLICY...........................................................7
RATIO OF EARNINGS TO FIXED CHARGES........................................7
RISK FACTORS..............................................................8
DESCRIPTION OF DEBT SECURITIES...........................................19
DESCRIPTION OF CAPITAL STOCK.............................................30
DESCRIPTION OF WARRANTS..................................................38
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES...........40
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.........44
PLAN OF DISTRIBUTION.....................................................45
WHERE YOU CAN FIND MORE INFORMATION......................................47
LEGAL MATTERS............................................................48
EXPERTS..................................................................48


         This prospectus is part of a joint registration statement filed by Ohio Casualty Corporation and the trust with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000. This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

         The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

         You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

         All references to "we," "us," "our," or "Ohio Casualty" in this prospectus are to Ohio Casualty Corporation.


                          FORWARD-LOOKING STATEMENTS

         This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to the financial condition, results of operations, plans, objectives, future performance and business of Ohio Casualty, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," "targets," "projects," "should" or similar expressions. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among other factors:

         o  our ability to underwrite risks accurately;

         o our ability to attract and retain employees, managers and executives;

         o legal restrictions in the states where our insurance subsidiaries are domiciled;

         o  catastrophe losses; and

         o  the occurrence of war, terrorism and political instability.


         As a result of these and other factors, we cannot assure you that the events described in forward-looking statements will in fact occur or occur within the time frames described. We assume no obligation or duty to update any of the forward-looking statements included in this prospectus except to the extent required by law.


                           OHIO CASUALTY CORPORATION

         We are a holding company that engages, through our direct and indirect subsidiaries, primarily in the business of property and casualty insurance offered through independent agents. Our insurance subsidiaries include The Ohio Casualty Insurance Company, West American Insurance Company, Ohio Security Insurance Company, American Fire and Casualty Company, Avomark Insurance Company and Ohio Casualty of New Jersey, Inc. These six companies form the Ohio Casualty Group.

         Through our insurance subsidiaries, we provide a wide range of commercial, specialty and personal property and casualty insurance products to businesses, individuals, associations and government units in over 40 states. The commercial lines business, which accounted for 52.6% of net premiums written in 2002, includes primarily workers' compensation, general liability, multi-peril, commercial automobile and property, including fire and allied lines. The specialty lines business, which accounted for 12.4% of net premiums written in 2002, includes commercial umbrella and fidelity and surety. The personal lines business, which accounted for 35.0% of net premiums written in 2002, includes primarily personal automobile and homeowners' insurance sold to individuals.

         We were incorporated in Ohio on August 25, 1969. With our predecessors, we have been engaged in the property and casualty insurance business since 1919. Our principal executive office is located at 9450 Seward Road, Fairfield, Ohio 45014. Our telephone number is (513) 603-2600.


                                  THE TRUSTS

         We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and its trustees. The trusts are named Ohio Casualty Capital Trust I and Ohio Casualty Capital Trust II.

         We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

         Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

         o issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

         o issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

         o engage in other activities only as are necessary, convenient or incidental to the above two purposes.

         Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

         We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

         We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the trust.

         Each trust will have a term of 55 years, but may end earlier if its declaration so provides.

         We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust.

         The principal place of business of each trust is c/o Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014. The telephone number is:
(513) 603-2600.

         The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees' duties and obligations will be governed by the declaration of their respective trust. Each trust's trust common securities holders will be entitled to appoint, remove, replace, or change the number of trustees for their respective trust.

         Each trust will include the following trustees:

         o at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

         o at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

         o at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust's property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

         The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be The Bank of New York and the Delaware trustee will be The Bank of New York (Delaware), with its Delaware office located at White Clay Center, Route 273, Newark, Delaware 19711.


                                USE OF PROCEEDS

         Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. The trust will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

                                DIVIDEND POLICY

         Dividends are paid as declared by our board of directors. No dividends were paid in 2002 and 2001. In 2000, we paid dividends of $0.23 per common share in the first quarter and $0.12 per common share in each of the second, third and fourth quarters, for a total of $0.59 per common share for the entire fiscal year. See "Description of Capital Stock - Dividends" for a description of limitations on the payment of dividends.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated.

                                                             FOR THE YEAR                   FOR THE THREE
                                                          ENDED DECEMBER 31,                MONTHS ENDED
                                                                                              MARCH 31,
                                                 2002     2001     2000     1999    1998     2003      2002
Ratio of Earnings to Fixed Charges              0.53*     8.03      --*     8.01   14.02     9.12     13.29


*Due to our losses in 2002 and 2000, our ratio coverage was less than 1:1. We must generate additional earnings of $6,706 and $129,702 in 2002 and 2000, respectively to have achieved a coverage of 1:1.

                                 RISK FACTORS

         An investment in the securities offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors and the other information included in or incorporated by reference in this prospectus before deciding to purchase any of the securities. The risks described below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations or the securities.


                        RISKS RELATED TO OHIO CASUALTY

OUR SUCCESS DEPENDS UPON OUR ABILITY TO UNDERWRITE RISKS ACCURATELY AND TO CHARGE ADEQUATE RATES TO POLICYHOLDERS.

         Our operating performance and financial condition depend on our ability to underwrite and set rates accurately for a full spectrum of risks. Rate adequacy is necessary to generate sufficient premiums to offset losses, loss adjustment expenses and underwriting expenses and to earn a profit. If we fail to assess accurately the risks that we assume, we may fail to establish adequate premium rates, which could reduce income and have a material adverse effect on our operating results or financial condition.

         In order to price accurately, we must collect and properly analyze a substantial volume of data; develop, test and apply appropriate rating formulae; closely monitor and timely recognize changes in trends; and project both severity and frequency of losses with reasonable accuracy. Our ability to undertake these efforts successfully, and as a result, to price accurately, is subject to a number of risks and uncertainties, including, without limitation:

         o  availability of sufficient reliable data;

         o  incorrect or incomplete analysis of available data;

         o  uncertainties inherent in estimates and assumptions, generally;

         o selection and application of appropriate rating formulae or other pricing methodologies;

         o our ability to innovate in the future as new or improved pricing strategies emerge;

         o  unanticipated court decisions, legislation or regulatory action;

         o ongoing changes in our claim settlement practices, which can influence the amounts paid on claims;

         o changing auto driving patterns, which could adversely affect both frequency and severity of claims;

         o unexpected inflation in the medical sector of the economy, resulting in increased bodily injury and personal injury protection claim severity; and

         o unanticipated inflation in auto repair costs, auto parts prices and used car prices, adversely affecting auto physical damage claim severity.

         Such risks may result in our pricing being based on inadequate or inaccurate data or inappropriate analyses, assumptions or methodologies, and may cause us to estimate incorrectly future increases in the frequency or severity of claims. As a result, we could underprice risks, which would negatively affect our margins, or we could overprice risks, which could reduce our volume and competitiveness. In either event, our operating results and financial condition could be materially adversely affected.

IF OUR SUBSIDIARIES ARE UNABLE TO PAY DIVIDENDS TO US, THEN WE MAY BE UNABLE TO MEET OUR FINANCIAL OBLIGATIONS.

         We are a holding company and a legal entity separate and distinct from our insurance company subsidiaries. As a holding company without significant operations of our own, our principal sources of funds are dividends and other distributions from our insurance company subsidiaries. State insurance laws limit the ability of our insurance subsidiaries to pay dividends and require our insurance subsidiaries to maintain specified levels of statutory capital and surplus. In addition, for competitive reasons, our insurance subsidiaries need to maintain financial strength ratings, which requires us to sustain capital levels in those subsidiaries. These restrictions affect the ability of our insurance company subsidiaries to pay dividends and use their capital in other ways. Our rights to participate in any distribution of assets of our insurance company subsidiaries are subject to prior claims of policyholders and creditors (except to the extent that our rights, if any, as a creditor are recognized). Consequently, our ability to pay debts, expenses and cash dividends to our shareholders may be limited.

         THE FOLLOWING FACTORS COULD ADVERSELY AFFECT THE ABILITY OF OUR INSURANCE SUBSIDIARIES TO PAY DIVIDENDS:

         LEGAL RESTRICTIONS

         Our insurance subsidiaries are domiciled in Ohio and Indiana. Applicable Ohio and Indiana laws provide that an insurer domiciled in either of these states must obtain the prior approval of the state's insurance department for the declaration or payment of any dividend if:

         o the dividend, together with other distributions made within the preceding twelve months, would exceed the greater of:

         o  10% of the insurer's surplus as of the preceding December 31st, or

         o 100% of the insurer's net income for the twelve-month period ending the preceding December 31st, in each case determined in accordance with statutory accounting practices; or

         o the dividend would be paid from any source other than earned surplus.

Earned surplus means an insurer's adjusted unassigned funds determined in accordance with statutory accounting practices. These types of limitations could adversely affect the ability of an insurance subsidiary to pay dividends to us.

         Dividend payments we may receive from our insurance subsidiaries are limited to approximately $112.5 million during 2003 without restriction or prior approval of the Ohio and Indiana insurance departments, based on the 100% of the net income test applied to the twelve-month period ended December 31, 2002. Additional restrictions may result from the minimum net worth and surplus requirements in our credit agreement dated July 31, 2002.

         UNCOLLECTIBLE OR INADEQUATE REINSURANCE

         Reinsurance is a contract by which one insurer, called a reinsurer, agrees to cover a portion of the losses incurred by a second insurer in the event a claim is made under a policy issued by the second insurer. Our insurance subsidiaries obtain reinsurance to help manage their exposure to property and casualty risks. Additionally, The Great American Insurance Company has agreed to maintain reinsurance on the commercial lines business that we acquired from Great American in 1998 for loss dates prior to December 1, 1998.

         Although a reinsurer is liable to our insurance subsidiaries according to the terms of its reinsurance policy, the insurance subsidiaries remain primarily liable as the direct insurers on all risks reinsured. As a result, reinsurance does not eliminate the obligation of our insurance subsidiaries to pay all claims, and each insurance subsidiary is subject to the risk that one or more of its reinsurers will be unable or unwilling to honor its obligations.

         Our insurance subsidiaries, except for Ohio Casualty of New Jersey, Inc., pool their underwriting results, including reinsurance, which means that their insurance operations are aggregated and then reallocated among the participating insurers. Accordingly, if the reinsurance obtained by an Ohio Casualty insurance subsidiary, or the reinsurance obtained by Great American related to the acquired commercial lines business, proves uncollectible or inadequate, then the operating results and financial condition of all of the insurance subsidiaries in the reinsurance pool will be adversely affected, as well as the resulting ability of those subsidiaries to pay dividends to us.

         Our insurance subsidiaries cannot guarantee that their reinsurers will pay in a timely fashion, if at all. Reinsurers may become financially unsound by the time that they are called upon to pay amounts due, which may not occur for many years.

         Additionally, the availability and cost of reinsurance are subject to prevailing market conditions beyond our control. For example, the terrorist attacks of September 11, 2001 had a significant impact on the reinsurance market. The reinsurance contracts of our insurance subsidiaries include some coverage for acts of terrorism. Instead of being unlimited as in the past, however, terrorism coverage in 2003 contracts has been modified to exclude or limit coverage for certain upper layers of reinsurance.

         If an Ohio Casualty insurance subsidiary is unable to obtain adequate reinsurance at commercially reasonable rates, then that insurance subsidiary would have to either bear an increased risk in net exposures or reduce the level of its underwriting commitments. Either of these potential developments could have a material adverse effect upon the business volume and profitability of the subsidiary, thereby limiting the ability of the subsidiary to pay dividends.

         CATASTROPHE LOSSES

         Our insurance subsidiaries have experienced, and are expected in the future to experience, catastrophe losses. It is possible that a catastrophic event or a series of catastrophic events could have a material adverse effect on the operating results and financial condition of the insurance subsidiaries, thereby limiting the ability of the insurance subsidiaries to pay dividends.

         Various events can cause catastrophes, including hurricanes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather and fires. The frequency and severity of these catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposures in the area affected by the event and the severity of the event. Although catastrophes can cause losses in a variety of property and casualty lines, most of the catastrophe-related claims of our insurance subsidiaries are related to homeowners' and commercial property coverages.

         Our insurance subsidiaries seek to reduce their exposure to catastrophe losses through their underwriting strategies and the purchase of catastrophe reinsurance. Nevertheless, reinsurance may prove inadequate if:

         o  a major catastrophic loss exceeds the reinsurance limit; or

         o an insurance subsidiary pays a number of smaller catastrophic loss claims which, individually, fall below the subsidiary's retention level.

         Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Our ability to write new business also could be affected. We believe that increases in the value and geographic concentration of insured property and the effects of inflation could increase the severity of claims from catastrophic events in the future. In addition, from time to time, legislation is passed that has the effect of limiting the ability of insurers to manage catastrophe risk, such as legislation prohibiting insurers from adopting terrorism exclusions or withdrawing from catastrophe-prone areas. Governmental regulation of this type is discussed below under the risk factors "-- War, Terrorism and Political Instability" and "Risks Related to the Insurance Industry -- Insurance companies are subject to extensive governmental regulation and the unpredictability of court decisions."

         WAR, TERRORISM AND POLITICAL INSTABILITY

         As a property and casualty insurer, we may have substantial exposure to losses resulting from acts of war, acts of terrorism and political instability. These risks are inherently unpredictable, although recent events may lead to increased frequency and severity. It is difficult to predict their occurrence with statistical certainty or to estimate the amount of loss an occurrence will generate.

         In addition, on November 26, 2002, Congress enacted the Terrorism Risk Insurance Act of 2002, or TRIA, which requires mandatory offers of terrorism coverage to all commercial policyholders, including workers' compensation and surety policyholders. TRIA provides that in the event of a terrorism attack on behalf of a foreign interest resulting in insurance industry losses of $5 million or greater, the U.S. government will provide funding to the insurance industry on an annual aggregate basis of 90% of covered losses up to $100 billion. Each insurance company is subject to a deductible, which is a percentage of that company's direct earned premiums for the prior year, and this percentage increases in each of the three calendar years covered by TRIA, 2003 to 2005. In 2003, our deductible is estimated to be $69 million, which under the TRIA is calculated as a percentage of our direct earned premium for covered lines of business.

         We believe that we have reduced our exposure to terrorism risk by focusing our commercial lines policies on small-to-medium-sized businesses and monitoring the number of employees covered under workers' compensation policies. We also believe that we have secured enough reinsurance coverage to cover any potential claims. Nevertheless, because of the unavailability of, or limitations on, reinsurance for these risks, we will continue to be exposed to commercial losses that arise from terrorism. Moreover, any future attacks would significantly adversely affect general economic, market and political conditions, potentially increasing other risks in our business. We cannot assess the effects of future terrorist attacks and any ensuing responsive actions on our business at this time, but they could be material.

         INADEQUATE LOSS RESERVES

         Our insurance subsidiaries maintain loss reserves to provide for their estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred as of the end of each accounting period. If these loss reserves prove inadequate, then the insurance subsidiary's operating results and financial condition will be adversely affected, including its ability to pay dividends to us.

         Reserves do not represent an exact calculation of liability. Instead, reserves represent estimates, generally involving actuarial projections at a given time, of what our insurance subsidiaries expect the ultimate settlement and adjustment of claims will cost, net of salvage and subrogation. Estimates are based on assessments of known facts and circumstances, estimates of future trends in claims severity and frequency, changing judicial theories of liability and other factors. These variables are affected by both internal and external events, including changes in claims handling procedures, economic inflation, unpredictability of court decisions, plaintiffs' expanded theories of liability, risks inherent in major litigation and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis. Additionally, significant reporting lags may exist between the occurrence of an insured event and the time it is actually reported. Our insurance subsidiaries adjust their reserve estimates regularly as experience develops and further claims are reported and settled.

         Because the establishment of reserves is an inherently uncertain process involving estimates of future losses, previously established reserves may prove inadequate in light of actual experience. There are several types of insurance coverage provided by our insurance subsidiaries where the establishment of loss reserves is particularly difficult:

         o umbrella and excess liability losses, which are particularly affected by significant delays in the reporting of claims after the policy effective period, relatively large amounts of insurance coverage, unpredictability of court decisions and plaintiffs' expanded theories of liability;

         o asbestos and environmental losses, which are particularly affected by significant delays in the reporting of claims, unpredictability of court decisions, plaintiffs' expanded theories of liability, risks of major litigation and legislative developments; and

         o construction defect losses, which are particularly affected by complexity of multiple party involvement and unpredictability of court decisions and plaintiffs' expanded theories of liability.

         Our insurance subsidiaries reflect adjustments to their reserves in the results of the periods in which their estimates are changed. For example, in 2002 and 2001 our insurance subsidiaries added $84.4 million and $58.5 million, respectively, to total reserves for loss development on prior years' business. Reserve adjustments can result in an increase in liabilities and, consequently, a decrease in statutory surplus available for the payment of dividends.

         DOWNGRADE BY A RATING AGENCY

         Claims-paying and financial strength ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Each rating agency reviews its ratings periodically. A downgrade in the ratings of an Ohio Casualty insurance subsidiary by a recognized rating agency could result in a substantial loss of business for that subsidiary if agents or policyholders move to other companies with higher claims-paying and financial strength ratings. This loss of business could have a material adverse effect on the results of operations and financial condition of that subsidiary and the resulting ability of that subsidiary to pay dividends to us. Our subsidiaries are currently rated by A.M. Best, Standard & Poor's and Moody's.

         During the past three years, A.M. Best and Standard & Poor's have successively downgraded their financial strength ratings of our insurance subsidiaries. A.M. Best ratings currently range from "A++" (Superior) to "F" (In Liquidation), and include 16 separate ratings categories. Within these categories, "A++" (Superior) and "A+" (Superior) are the highest, followed by "A" (Excellent) and "A-" (Excellent). Publications of A.M. Best indicate that the "A" and "A-" ratings are assigned to those companies that, in A.M. Best's opinion, have demonstrated excellent overall performance when compared to the standards established by A.M. Best and have demonstrated a strong ability to meet their obligations to policyholders over a long period of time. The A.M. Best rating for our subsidiaries moved from "A+" to "A" in 2000 and from "A" to "A-" in 2001. In September 2002, A.M. Best affirmed our rating of "A-" and issued a positive outlook.

         Standard & Poor's ratings for insurance companies currently range from "AAA" (Extremely Strong) to "R" (Regulatory Action), and include 10 different ratings categories. Within the range of categories from "AA" to "CCC," ratings may also be accompanied by either a plus (+) or minus (-) sign which demonstrates a company's standing within the specific rating category. Ratings followed by a plus sign have a positive outlook whereas ratings followed by a minus sign have a negative outlook. Publications of Standard & Poor's indicate that an insurer rated "BBB" or higher is regarded as having financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments. The Standard & Poor's rating for our subsidiaries moved from "A+" to "BBB+" in 2000 and from "BBB+" to "BBB" in 2001. In October 2002, Standard & Poor's revised its outlook to negative from stable.

         Moody's ratings for insurance companies range from "Aaa" to "C," and include 9 different ratings categories. Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Publications of Moody's indicate that "A" (Excellent) ratings are assigned to those companies that have demonstrated excellent financial security. In 2001, Moody's Investor Service affirmed its "A2" rating of our insurance subsidiaries and issued a stable outlook. In November 2002, Moody's downgraded our "A2" rating to "A3" and issued a stable outlook.

         The above ratings do not include Ohio Casualty of New Jersey, Inc., which is unrated. We cannot guarantee that the previous downgrades, or any future downgrades, will not have a material adverse effect upon our business in the future.

         FLUCTUATIONS IN VALUE AND INCOME OF THE COMPANY'S INVESTMENT PORTFOLIO

         Fluctuations in the value of our investment portfolio could adversely affect the financial position of our insurance subsidiaries and their resulting ability to pay dividends to us.

         Our investment portfolio includes equity investments that are more volatile than fixed income investments. The equity portfolio accounts for a large portion (43.1% as of December 31, 2002) of our statutory surplus. At December 31, 2002, the portfolio consisted of stock of 47 separate entities in 34 different industries. As of that date, 33% of our equity portfolio was invested in five companies and the largest single position was 10.4% of the equity portfolio. Our cost basis in some of our stock holdings is very low, creating a significant unrealized gain in the portfolio, which could lead to a significant cash outflow for taxes upon disposition. As a result, our flexibility to further diversify our investment portfolio is limited.

         Our investment portfolio also includes investments in corporate and municipal bonds, mortgage-backed securities and other fixed income securities. The fair market value of these assets generally increases or decreases in an inverse relationship with fluctuations in interest rates. The interest income realized from future investments in fixed income securities will increase or decrease directly with fluctuations in interest rates. At December 31, 2002, approximately $1,154.3 million of our total investment portfolio was invested in mortgage-backed securities. These investments carry the risk that cash flows from the underlying mortgages will be received faster or slower than originally anticipated. Faster repayment creates a risk that we will have to reinvest the repaid funds at a lower interest rate than the original investment. Slower repayments, which typically occur when interest rates rise, could decrease the value of the investment as the receipt of anticipated cash flows is delayed.

         At December 31, 2002, 3.4% of our fixed income portfolio was invested in below investment grade securities. The risk of default by borrowers which issue below investment grade securities is significantly greater because these borrowers are often highly leveraged and more sensitive to adverse economic conditions, including a recession or a sharp increase in interest rates. Additionally, these securities are generally unsecured and subordinated to other debt.

         We also have exposure to losses resulting from potential volatility in interest rates. The impact of interest rate fluctuations relating to our fixed maturity investment portfolios is modeled quarterly and reviewed regularly. The following table illustrates the hypothetical effect of an increase in interest rates of 100 basis points (1%) on fixed maturities at December 31, 2002, 2001 and 2000.

                                 ESTIMATED FAIR   ADJUSTED MARKET
                                     VALUE            VALUE
        DECEMBER 31, 2002           $3,140           $2,998
        DECEMBER 31, 2001           $2,772           $2,633
        DECEMBER 31, 2000           $2,514           $2,419


IF OUR NEW TECHNOLOGY FOR ISSUING AND MAINTAINING INSURANCE POLICIES DOES NOT WORK AS INTENDED, IT COULD DAMAGE OUR RELATIONSHIP WITH OUR AGENT NETWORK.

         Our agents want a cost effective, timely and simple system for issuing and maintaining insurance policies. In 2001, we introduced into limited operation, after more than three years of development, the Policy Administration Rating and Issuance System ("P.A.R.I.S. SM"). P.A.R.I.S. SM is currently operational for portions of the commercial lines operating segment. P.A.R.I.S. SM provides a proprietary internet interface for upload and download of information with our agents. As such, it is the cornerstone in our strategy of focusing on superior agent service. The success of our strategic plan depends in part on our ability to provide our agents with the technological advantages of P.A.R.I.S. SM. We plan to complete the roll out of P.A.R.I.S. SM in 2003 for the commercial and specialty segments. If it does not work as expected, or if it fails to satisfy agents' needs, we may lose agents to insurers with preferred technologies.

WE REPORTED OPERATING LOSSES IN 2001 AND 2002 AND CANNOT GUARANTEE THAT WE WILL RETURN TO OPERATING PROFITABILITY IN THE FUTURE.

         Our failure to maintain a return to operating profitability will adversely affect our ability to meet our financial obligations.

OUR INSURANCE SUBSIDIARIES ARE SUBJECT TO MINIMUM CAPITAL AND SURPLUS REQUIREMENTS THAT COULD RESULT IN A REGULATORY ACTION IF WE FAIL TO MEET THESE REQUIREMENTS.

         Our insurance subsidiaries are subject to minimum capital and surplus requirements imposed under the laws of Ohio and Indiana. Any failure by one of our insurance subsidiaries to meet the minimum capital and surplus requirements imposed by applicable state law will subject it to corrective action, including requiring the adoption of a comprehensive financial plan, examination and the issuance of a corrective order by the applicable state insurance department, revocation of its license to sell insurance products or placing the subsidiary under state regulatory control. Any new minimum capital and surplus requirements adopted in the future may require us to increase our capital and surplus levels, which we may be unable to do. As of December 31, 2002, each of our insurance company subsidiaries had capital and surplus substantially in excess of the currently required amounts.

REDUCTION OF THE STATUTORY SURPLUS OF OUR INSURANCE SUBSIDIARIES WOULD ADVERSELY AFFECT THEIR ABILITY TO PAY DIVIDENDS TO US AND TO WRITE INSURANCE BUSINESS.

         If our insurance subsidiaries cannot achieve and maintain profitability in the future, then they will continue to draw on their surplus in order to pay dividends to us to enable us to meet our financial obligations. As surplus is reduced, the insurance subsidiaries' ability to pay additional dividends is also reduced.

         Insurance companies write insurance based, in part, upon a ratio of premiums to surplus. As their surplus is reduced by the payment of dividends, continuing losses or both, our insurance subsidiaries' ability to write insurance business could also be reduced. This could have a material adverse effect upon the business volume and profitability of our insurance subsidiaries.

OUR SHAREHOLDER RIGHTS PLAN MAY HAVE ANTI-TAKEOVER EFFECTS WHICH WILL MAKE AN ACQUISITION OF OHIO CASUALTY BY ANOTHER COMPANY MORE DIFFICULT.

         We have adopted a shareholders' rights plan. Under the shareholders' rights plan, each outstanding common share has associated with it one-half of one common share purchase right. The rights become exercisable only if a person or group, without the prior approval of our directors, acquires 20% or more of our outstanding common shares or commences or publicly announces that it intends to commence a tender or exchange offer which, if completed, would result in a person or group owning 20% or more of our outstanding common shares. Under certain circumstances after the rights become exercisable, each right would entitle the holder (other than the 20% shareholder) to purchase common shares of Ohio Casualty having a value of twice the then exercise price of the rights. We may redeem the rights. The rights are intended to discourage a significant share acquisition, merger or tender offer involving our common shares which has not been approved in advance by our directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on a takeover attempt that a shareholder might consider to be in its best interest. Our articles and regulations and Ohio law also contain other anti-takeover provisions. See "Description of Capital Stock -- Anti-Takeover Provisions."

OUR SYSTEM FOR DISTRIBUTING INSURANCE PRODUCTS IS EXTREMELY COMPETITIVE.

         Unlike some of our competitors, we do not distribute our products through agents who sell products exclusively for one insurance company or sell directly to consumers. We distribute our products primarily through a network of independent agents. These agents may sell our competitors' products and may stop selling our products altogether. Strong competition exists among insurers for agents with demonstrated ability. While we believe that the independent agent distribution system offers service and underwriting advantages, using this system requires us to compete with other insurers for agents, which we do primarily on the basis of our financial position, support services and compensation and product features. In addition, we face continued competition from our competitors' products within our own distribution channels. Although we have undertaken several initiatives to strengthen our relationships with our independent agents and to make it easier and more attractive for them to sell our products, we cannot provide assurance that these initiatives will be successful. Sales of our insurance products and our results of operations could be materially adversely affected if we should be unsuccessful in attracting and retaining productive agents to sell our products.

         Our insurance subsidiaries also compete with other companies that use exclusive agents or salaried employees to sell their insurance products. Because these companies generally pay lower commissions or do not pay any commissions, they may be able to obtain business at a lower cost than our insurance subsidiaries, which sell their products primarily through independent agents and brokers who typically represent more than one insurance company.

THE ABILITY TO ATTRACT AND RETAIN TALENTED EMPLOYEES, MANAGERS AND EXECUTIVES IS CRITICAL TO OUR SUCCESS.

         Our ability to remain a competitive force in the marketplace depends, in part, on our ability to hire and train talented new employees to handle work associated with the increase in new inquiries, applications, policies and customers and to respond to the increase in claims that may also result. In addition, our ability to maintain appropriate staffing levels is affected by the rate of turnover of existing, more experienced employees. Our failure to meet these employment goals could result in our having to slow down growth in the business units or markets that are affected.

         Our success also depends on our ability to attract and retain talented executives and other key managers. Our loss of certain key officers and employees or our failure to attract talented new executives and managers could have a material adverse effect on our business.

         We further believe that our success depends upon our ability to maintain and improve our staffing models and employee culture that have been developed over the years. Our ability to do so may be impaired as a result of litigation that may be brought against us, new legislation at the state or federal level or other factors in the employment marketplace. In such events, the productivity of certain of our employees could be adversely affected, which could lead to a decrease in our operating performance and margins.

                    RISKS RELATED TO THE INSURANCE INDUSTRY

INSURANCE COMPANIES ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION AND THE UNPREDICTABILITY OF COURT DECISIONS.

         Our insurance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they do business. Regulation is generally designed to protect the interests of policyholders, as opposed to shareholders and non-policyholder creditors. Examples of governmental regulation that has adversely affected the operations of our insurance subsidiaries include:

         o the adoption in several states of legislation and other regulatory action intended to reduce the premiums paid for automobile insurance by residents of those states; and

         o  requirements that insurance companies:

               o pay assessments to support associations that fund state-sponsored insurance operations, or

               o involuntarily issue policies for high-risk automobile drivers.

         Regulation that could adversely affect our insurance subsidiaries also includes statutory surplus and risk-based capital requirements. Maintaining appropriate levels of statutory surplus, as measured by statutory accounting practices and procedures, is considered important by state insurance regulatory authorities and the private agencies that rate insurers' claims-paying abilities and financial strength. The failure of an insurance subsidiary to maintain levels of statutory surplus that are sufficient for the amount of insurance written by it could result in increased regulatory scrutiny, action by state regulatory authorities or a downgrade by rating agencies.

         Similarly, the National Association of Insurance Commissioners has adopted a system of assessing minimum capital adequacy that is applicable to our insurance subsidiaries. This system, known as risk-based capital, is used to identify companies that may merit further regulatory action by analyzing the adequacy of the insurer's surplus in relation to statutory requirements.

         Because state legislatures remain concerned about the availability and affordability of property and casualty insurance and the protection of policyholders, our insurance subsidiaries expect that they will continue to face efforts to regulate their operations. Any one of these efforts could adversely affect the operating results and financial condition of the insurance subsidiaries and their resulting ability to pay dividends to us.

         The financial position of our insurance subsidiaries also may be affected by court decisions that expand insurance coverage beyond the intention of the insurer at the time it originally issued an insurance policy.

ADVERSE DEVELOPMENTS IN THE PERSONAL AUTOMOBILE AND HOMEOWNERS' INSURANCE INDUSTRIES MAY NEGATIVELY AFFECT OUR BUSINESS.

         Approximately 32.8% of our net written premiums for the year ended December 31, 2002 were generated from personal automobile and homeowners' insurance policies. Adverse developments in the markets for personal automobile or homeowners' insurance, or in the insurance industry in general, could cause our results of operations to suffer. Our industry is exposed to the risks of severe weather conditions, such as rainstorms, snowstorms, hail and ice storms, hurricanes, tornadoes, earthquakes and, to a lesser degree, explosions, terrorist attacks and riots. The automobile insurance business is also affected by cost trends that impact profitability. Factors which negatively affect cost trends include inflation in automobile repair costs, automobile parts costs, used car prices and medical care. Increased litigation of claims may also negatively affect loss costs.

NEW CLAIM AND COVERAGE ISSUES IN THE PERSONAL AUTOMOBILE INSURANCE INDUSTRY MAY NEGATIVELY IMPACT OUR REVENUES.

         As automobile insurance industry practices and regulatory, judicial, and consumer conditions change, unexpected and unintended issues related to claims and coverage may emerge. The issues can have a negative effect on our business by either extending coverage beyond our underwriting intent or by increasing the size of claims. Recent examples of emerging claims and coverage issues include:

         o the use of an applicant's credit rating as a factor in making risk selection and pricing decisions;

         o the availability of coverages which pay different commission levels to agents depending upon premium level; and

         a growing trend of plaintiffs targeting automobile insurers in purported class action litigation relating to claims-handling practices such as total loss evaluation methodology and the alleged diminution in value to insureds involved in accidents.

         The effects of these and other unforeseen emerging claim and coverage issues could negatively impact our revenues or our methods of doing business.

THE PROPERTY AND CASUALTY INSURANCE BUSINESS IS HIGHLY CYCLICAL AND INTENSELY COMPETITIVE.

         Our insurance subsidiaries have experienced, and expect to experience in the future, prolonged periods of intense competition during which they are unable to increase prices sufficiently to cover costs. The inability of an insurance subsidiary to compete successfully in the insurance lines in which it participates could adversely affect its operating results and financial condition and its resulting ability to pay dividends to us.

         Our insurance subsidiaries compete with domestic and foreign insurers, many of which have greater financial resources than our insurance subsidiaries. Competition involves many factors, including:

         o  the perceived overall financial strength of the insurer;

         o levels of customer service to agents and policyholders, including the speed with which the insurer issues policies and pays claims;

         o  terms, conditions and prices of products; and

         o  experience in the business.

         A number of new, proposed or potential legislative or industry developments could further increase competition in the property and casualty insurance industry. These developments include:

         o the enactment of the Gramm-Leach-Bliley Act of 1999, which could result in increased competition from new entrants to the market, including banks and other financial service companies;

         o the implementation of commercial lines deregulation in several states, which could increase competition from standard carriers for excess and surplus lines of business;

         o regulation of the use of credit scoring in the underwriting of insurance policies;

         o programs in which state-sponsored entities provide property insurance in catastrophe prone areas or other alternative market types of coverage; and

         o changing practices caused by the Internet, which have led to greater competition in the insurance business and, in some cases, greater expectations for customer service.

New competition from these developments could cause the supply or demand for insurance to change, which could adversely affect our results of operations and financial condition.

         The personal automobile and homeowners' insurance businesses are especially competitive and, except for regulatory considerations, there are relatively few barriers to entry. We compete with both large national writers and smaller regional companies. Some of our competitors have more capital and greater resources than we have, and may offer a broader range of products and lower prices than we offer. Some of our competitors that are direct writers, as opposed to agency writers as we are, may have certain competitive advantages, including increased name recognition, direct relationships with policyholders rather than with independent agents and, potentially, lower cost structures. All of these factors could potentially negatively impact our revenues.


                        DESCRIPTION OF DEBT SECURITIES

SENIOR DEBT INDENTURE AND SUBORDINATED DEBT INDENTURE

         We may issue our debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior indenture entered into between Ohio Casualty and Citibank, N.A., as trustee. We will issue any subordinated debt securities pursuant to a subordinated indenture entered into between Ohio Casualty and The Bank of New York, as trustee.

         The senior debt indenture and the subordinated debt indenture are substantially identical except that (1) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities which are specifically made junior in right of payment to other specified indebtedness of Ohio Casualty and (2) the senior debt indenture, unlike the subordinated debt indenture, restricts the ability of Ohio Casualty to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that we may issue from time to time.

         The senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities issued pursuant to these indentures.

         The following discussion is only a summary. The indentures may contain language which expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

SENIOR AND SUBORDINATED DEBT SECURITIES

         The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

         We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

         The senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

         Additionally, the senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of an Ohio Casualty subsidiary to satisfy claims of the subsidiary's policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

         The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness of Ohio Casualty in the manner described below under the caption "Subordination under the Subordinated Debt Indenture."

PROSPECTUS SUPPLEMENTS

         We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities which we are offering, to the extent applicable:

         o whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

         o the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

         o  the date or dates upon which the debt securities are payable;

         o the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

         o the place or places where the principal of, any premium and any interest on the debt securities will be payable;

         o any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

         o whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

         o any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

         o whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading "Global Debt Securities;"

         o any United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

         o any proposed listing of the debt securities on a securities exchange;

         o any right we may have to satisfy and discharge our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

         o the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

         o any right we may have to defer payments of interest on the debt securities; and

         o any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

         Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

         Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities. These securities generally will be treated as having been issued at a discount for United States federal income tax purposes.

         We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. We will set forth information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations in the applicable prospectus supplement.

GLOBAL DEBT SECURITIES

         We may issue registered debt securities in global form. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

         We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. A "beneficial" owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the "beneficial interest." We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

         The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

         o by the depositary for the registered global security to a nominee of the depositary;

         o by a nominee of the depositary to the depositary or to another nominee of the depositary; or

         o by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

         These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

         We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

         Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

         Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

         As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

         o be entitled to have the debt securities represented by the registered global security registered in their own names;

         o will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

         o will not be considered the owners or holders of the debt securities under the applicable indenture.

         Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

         We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

         We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Ohio Casualty, the indenture trustee or any other agent of Ohio Casualty or agent of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

         We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

         We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and if a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

         We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

         We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

COVENANTS APPLICABLE TO THE DEBT SECURITIES

         Limitations on Liens. Under section 3.9 of the senior debt indenture, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debts or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of the existing lien and does not apply to shares of subsidiaries that are not "restricted subsidiaries".

         To qualify as our "subsidiary," as defined in section 1.1 of the indentures, we must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock of the corporation. Section 1.1 of the indentures defines voting stock as any class or classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of the corporation in question, except that, stock which carries only the right to vote conditionally on the happening of an event is not considered voting stock.

         As defined in section 1.1 of the indentures, our "restricted subsidiaries" include (1) The Ohio Casualty Insurance Company and West American Insurance Company, so long as they remain our subsidiaries; (2) any other present or future insurance company subsidiary of Ohio Casualty, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

         Consolidation, Merger and Sale of Assets. Section 9.1 of both the senior and subordinated debt indentures provides that we will not (1) consolidate with or merge into a third party, (2) sell, other than for cash, or lease all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party; unless

         o we are the continuing entity in the transaction or, if not, unless the successor entity expressly assumes our obligations on the securities and under the indentures; and

         o following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures.

         In the context of a merger or consolidation or sale, lease or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

         The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation; our merger into a third party; a sale, other than for cash, or lease to a third party of all or substantially all of our assets; or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.

         Restrictions on Dispositions. Section 9.3 of both the senior and subordinated debt indentures provides that neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

         o the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

         o the shares involved are "directors' qualifying shares," or shares purchased by directors for the purpose of meeting the eligibility requirements for directors;

         o we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors; or

         o after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock.

         The indentures do not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

EVENTS OF DEFAULT

         With respect to any series of debt securities issued under either the senior or subordinated debt indentures, section 5.1 of the indentures defines an event of default as including:

         o  a default in payment of principal or any premium when due;

         o  a default for 30 days in payment of any interest;

         o  a default in payment of any sinking fund installment when due;

         o a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;

         o  events of bankruptcy, insolvency or reorganization; or

         o a continuing default, for more than 10 days after notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $10,000,000, if the default would result in the acceleration of that indebtedness.

         Section 5.1 of both the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the indenture trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the indenture trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

         Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such an annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

         Section 6.2 of both the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the indenture trustee to indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

         Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indentures, section
5.9 of the indentures provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

         Section 5.6 of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless

         o such holder previously gave written notice of the continuing default to the trustee;

         o the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

         o the trustee did not institute the action within 60 days of the request; and

         o the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

         Under section 3.4 of each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in Article X of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

         If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities have not previously been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

         If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations under the covenants contained in section 9.1 and section 3.5 of the indentures with respect to any debt securities of or within a series and, if specified in the prospectus supplement, our obligations under any other covenant contained in the indentures. We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. Government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due. Section 9.1 of the indentures prohibits us from consolidating with or merging into a third party or selling, other than for cash, or leasing all or substantially all of our assets to a third party unless the conditions described above under the caption "Covenants Applicable to the Debt Securities -- Consolidation, Merger and Sale of Assets" are satisfied. Section 3.5 of the indentures requires us to preserve and keep in full force and effect our existence and our charter and statutory rights and those of our subsidiaries, unless our board of directors determines that the loss of these rights would not be materially disadvantageous to the holders of debt securities or unless the transaction resulting in the loss of such rights would otherwise be permitted under section 9.1 of the indentures or any other section of Article IX of the indentures.

         As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the discharge and defeasance and will be taxed by the federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture.

         We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value which will vary depending upon interest rates and other factors.

MODIFICATION OF THE INDENTURES

         Section 8.1 of both the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

         o  secure any debt securities;

         o evidence a successor corporation's assumption of our obligations under the indentures and the debt securities;

         o  add covenants that protect holders of debt securities;

         o cure any ambiguity or inconsistency in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities;

         o  establish forms or terms for debt securities of any series; and

         o  evidence a successor trustee's acceptance of appointment.

         Section 8.2 of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

         o extend the stated maturity of, or reduce the principal of any debt security;

         o  reduce the rate or extend the time of payment of interest;

         o  reduce any amount payable upon redemption;

         o change the currency in which the principal, any premium or interest is payable;

         o reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

         o alter specified provisions of the relevant indenture relating to issued debt securities not denominated in U.S. dollars;

         o impair the right to institute suit for the enforcement of any payment on any debt security when due; or

         o reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

         The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

SUBORDINATION UNDER THE SUBORDINATED DEBT INDENTURE

         Article XIII of the subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. Section 1.1 of the subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

         o  for money borrowed by us;

         o for obligations of others that we directly or indirectly either assume or guarantee;

         o in respect of letters of credit and acceptances issued or made by banks in favor of us; or

         o issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

         Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.

         Senior indebtedness does not include:

         o any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

         o  any of our indebtedness to one of our subsidiaries.

         The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

         The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or coupons relating to those subordinated debt securities receive any payment on account of such subordinated debt securities or coupons, in the event:

         o of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

         o that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

         We may not make any payment of the principal or interest on the subordinated debt securities or coupons during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

CONVERSION RIGHTS

         If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment.

GOVERNING LAW

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable, in which case the Trust Indenture Act will govern.

THE INDENTURE TRUSTEES

         Citibank, N.A., the senior indenture trustee, is a participant in our $80 million credit agreement. As of April 14, 2002, no loans have been made under this agreement. We have also contracted with Citibank to provide us with credit card merchant services, which are expected to begin during April 2003. In early 2003, we began using Citibank's Citi Institutional Liquid Reserve Fund for short-term investments.

         The Bank of New York Western Trust Company, a subsidiary of The Bank of New York, the subordinated indenture trustee, is the trustee for bonds on deposit required by the State of Arizona. The State of Arizona chose the trustee and we normally pay less than $1,000 per year in fees for this service.


                         DESCRIPTION OF CAPITAL STOCK
COMMON SHARES

         The following description of the material attributes of our common shares, par value $0.125 per share, is subject to and qualified in its entirety by reference to detailed provisions of our amended articles of incorporation, as amended, and our code of regulations, as amended.

General

         Our articles currently authorize the issuance of 150,000,000 common shares. As of March 31, 2003, we had 60,758,967 common shares issued and outstanding, all of which are fully paid and nonassessable. Our common shares are traded on NASDAQ under the symbol "OCAS".

Voting Rights

         Subject to contrary provisions of law or our articles, each common share is equal to every other common share and entitles its holder to one vote on all matters properly presented to the shareholders for their vote. Our regulations provide for the election of directors by a plurality vote of the shareholders. Shareholders do not have cumulative voting rights in the election of directors. All other actions, other than the removal of directors, submitted to the shareholders may be taken by the vote, consent, waiver or release of the holders of a majority of our voting shares, except as otherwise expressly provided by law and except as set forth in our articles for certain actions which have not received the prior approval of two-thirds of our directors and in the case of certain business combinations. The supermajority and business combination provisions are described below under the heading "--Anti Takeover Provisions." Subject to contrary provisions of law or our articles, the common shares are voted together with the preferred shares as a single class.

Dividends

         Subject to any rights to receive dividends or distributions of the holders of preferred shares, holders of common shares are entitled to receive cash dividends pro rata on a per share basis if and when such dividends are declared by our board of directors from funds legally available for such dividends. We are dependent on dividend payments from our insurance subsidiaries in order to meet operating expenses and to pay dividends. State insurance laws impose various restrictions on the payment of dividends by insurance companies and require prior approval by the state insurance department if the dividend exceeds certain specified amounts.

Restrictions on Transfer

         Neither our articles nor our regulations contain any restrictions on transfer of the common shares.

Preemption, Redemption, Conversion, Repurchase and Sinking Fund Provisions

         Holders of common shares do not have any preemptive rights to subscribe for or purchase any additional securities issued by us, except such rights as the board of directors may determine. No redemption, conversion, repurchase or sinking fund provisions are associated with our common shares.

Liquidation

         In the event of liquidation, holders of common shares will share with each other, on a ratable basis as a single class, in our net assets available for distribution after payment of liabilities and the liquidation of any preferred shares then outstanding.

ANTI-TAKEOVER PROVISIONS

Articles and Regulations

         Our articles and regulations contain provisions that may have anti-takeover effects.

         The articles provide:

         o for the elimination of cumulative voting in the election of directors;

         o that the directors may fix the designations, preferences and other terms of the preferred shares;

         o that business combinations involving Ohio Casualty and a person who beneficially owns 20% or more of the voting power of Ohio Casualty, or anyone affiliated or associated with a 20% or more shareholder, must be approved by the holders of the greater of:

            o  80% of the outstanding common shares, or

            o the percentage obtained by dividing (i) the sum of (a) the number of outstanding common shares owned by such 20% or more shareholder (or such affiliate or associate of a 20% or more shareholder) plus (b) two-thirds of the number of outstanding common shares held by the other shareholders, by (ii) the total number of outstanding common shares held by all shareholders, unless the business combination satisfies specified conditions relating to the fairness of the consideration to be received by the shareholders and the business combination receives shareholder approval;

         o that the holders of 80% of the voting power must approve any of the following, unless the matter has been previously approved by two-thirds of the directors:

            o an amendment to our articles or regulations or the adoption of new articles or regulations;

            o mergers, consolidations, combinations and majority share acquisitions;

            o  issuances of shares requiring shareholder approval;

            o  dispositions of all or substantially all of our assets;

            o  voluntary dissolution; and

            o  a proposal to fix or change the number of directors.

         In addition, our regulations provide for:

            o the classification of the board of directors into three classes so that each director serves for three years, with one class being elected each year;

            o the approval of the holders of at least 80% of the voting power to remove directors;

            o  special advance notice requirements to nominate directors; and

            o the approval of the holders of at least 50% of the voting power to call a special meeting of shareholders.

Amended and Restated Rights Agreement

         We have adopted a shareholders' rights plan under which one-half of a common purchase right is currently associated with each outstanding common share. The rights become exercisable only if a person or group, without the prior approval of our directors, acquires 20% or more of our outstanding common shares or commences or publicly announces that it intends to commence a tender or exchange offer which, if completed, would result in a person or group owning 20% or more of our outstanding common shares. Under certain circumstances after the rights become exercisable, each right would entitle the holder (other than the 20% shareholder) to purchase common shares of Ohio Casualty having a value of twice the then exercise price of the rights. We may redeem the rights for a nominal price.

Ohio's Anti-Takeover Laws

         As an Ohio corporation, we are subject to the provisions of Section 1701.831 of the Ohio Revised Code, known as the "Ohio Control Share Acquisition Statute." The Ohio Control Share Acquisition Statute provides that notice and information filings, and special shareholder meeting and voting procedures, must occur prior to any person's acquisition of an issuer's shares that would entitle the acquiror to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

         o  one-fifth or more but less than one-third of the voting power;

         o  one-third or more but less than a majority of the voting power;

         o  a majority or more of the voting power.

The Ohio Control Share Acquisition Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Control Share Acquisition Statute.

         We are also subject to Chapter 1704 of the Ohio Revised Code, known as the "Merger Moratorium Statute." If a person becomes the beneficial owner of 10% or more of an issuer's shares without the prior approval of its board of directors, the Merger Moratorium Statute prohibits the following types of transactions for at least three years if they involve both the issuer and either the acquirer or anyone affiliated or associated with the acquirer:

         o the sale or acquisition of an interest in assets owned or controlled by the issuer or the acquirer meeting thresholds specified in the statute;

         o  mergers and similar transactions;

         o  a voluntary dissolution;

         o the issuance or transfer of shares or any rights to acquire shares of the issuer having a fair market value at least equal to 5% of the aggregate fair market value of the issuer's outstanding shares;

         o a transaction that increases the acquirer's proportionate ownership of the issuer; and

         o the provision of any other benefit to the acquirer that is not shared proportionately by all shareholders.

The prohibition imposed by Chapter 1704 continues indefinitely after the initial three-year period unless the transaction is approved by the holders of at least two-thirds of the voting power of the issuer or satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders. The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Merger Moratorium Statute.

         Transactions subject to the Merger Moratorium Statute also may be subject to Ohio's insurance laws and regulations, which subject transactions between affiliates in an insurance holding company system to review and prior approval by the Superintendent of Insurance. For purposes of the insurance laws, affiliates include persons owning or controlling more than 10% of the voting securities of a company within the insurance holding company system. Regulated transactions between insurers and their affiliates include sales, purchases, exchanges of assets, loans, extensions of credit, guarantees and certain investments.

         In addition, we are subject to state statutes and regulations that govern the acquisition of control of insurance holding companies that own or control insurance companies domiciled in such states. Under these provisions, an offeror must receive prior approval by the Superintendent of Insurance for any transaction, whether it be a tender offer, a request for tender offers, an agreement to exchange securities, the acquisition of stock on the open market, a merger, or any other transaction, that results in the offeror acquiring 10% or more of our voting securities.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common shares is EquiServe Trust Company, N.A. Its address is P.O. Box 43069, Providence, Rhode Island 02940-3069 and its telephone number at this location is 800-317-4445.

PREFERRED SHARES

         The following is a description of certain general terms and provisions of the preferred shares. The particular terms of any series of preferred shares will be described in the applicable prospectus supplement. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below.

         The summary of the terms of our preferred shares contained in this prospectus does not purport to be complete and is subject to, and qualified in entirety by, the provisions of our articles of incorporation relating to each series of preferred shares.

General

         Our common shares are subject to the express terms of our preferred shares, without par value, and any series of the preferred shares. Our articles currently authorize us to issue 2,000,000 preferred shares, none of which are issued or outstanding. Subject to the provisions of our articles, the preferred shares may be issued, from time to time, in one or more series, with such designations, preferences and other rights and qualifications as may be contained in the resolutions of our board of directors providing for their issuance. Each preferred share is entitled to one vote per share. The board of directors cannot alter the voting rights of the preferred shares without shareholder approval.

         The applicable prospectus supplement will set forth the number of shares, particular designation, relative rights and preferences and the limitations of any series of preferred shares in respect of which this prospectus is delivered. The particular terms of any such series may include the following:

         o the maximum number of shares to constitute the series and the designation thereof;

         o the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, whether dividends will be cumulative and whether such dividends shall be paid in cash, common shares or otherwise;

         o whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

         o the liquidation preference, if any, applicable to shares of the series;

         o whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

         o the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the company or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

         o  the voting rights of the shares of the series;

         o the currency or units based on or relating to currencies in which such series is denominated and/or in which payments will or may be payable;

         o the methods by which amounts payable in respect of such series may be calculated and any commodities, currencies or indices, or price, rate or value, relevant to such calculation; and

         o any other preferences and relative, participating, optional or other rights or qualifications, limitations or restrictions thereof.

         Any material United States federal income tax consequences and other special considerations with respect to any offered preferred shares will be described in the prospectus supplement relating to the offering and sale of such shares.

DEPOSITARY SHARES

         The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred shares, which will be described in more detail in an applicable prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, is filed as an exhibit to the registration statement of which this prospectus is a part.

General

         We may, at our option, elect to offer fractional shares of preferred shares, rather than full preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred shares as described below.

         The shares of each series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred shares in proportion to the applicable fraction of preferred shares represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional preferred shares in accordance with the terms of the offering.

         Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

         The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred shares to the record holders of depositary shares relating to the preferred shares, in proportion to the numbers of the depositary shares owned by such holders.

         In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Shares

         If a series of preferred shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the preferred shares so redeemed. Whenever we redeem preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

         Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred shares on the basis described in an applicable prospectus supplement for such series of preferred shares, but holders of whole preferred shares will not thereafter be entitled to deposit the preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Shares

         Upon receipt of notice of any meeting at which the holders of any series of deposited preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder's depositary shares.

         The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred shares.

Amendment and Termination of the Deposit Agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement automatically terminates if:

         o  all outstanding depositary shares have been redeemed;

         o each preferred share has been converted into other preferred shares or common shares or has been exchanged for debt securities; or

         o a final distribution in respect of the preferred shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Ohio Casualty.

Charges of Depositary

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

         The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

         The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preferred shares.

         Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

SHAREHOLDERS' RIGHTS PLAN

         In February 1998, our board of directors adopted an amended and restated shareholders' rights agreement. The shareholders' rights agreement is designed to deter coercive or unfair takeover tactics and to prevent persons from gaining control of Ohio Casualty without offering a fair price to all shareholders.

         Under the terms of the shareholders' rights agreement, each outstanding common share is associated with one-half of one common share purchase right, expiring in 2009. Each whole right, when exercisable, entitles the registered holder to purchase one of our common shares at a purchase price of $125.

         The rights become exercisable for a 60 day period commencing eleven business days after a public announcement that a person or group has acquired shares representing 20% or more of the outstanding common shares, without the prior approval of our board of directors; or eleven business days following commencement of a tender or exchange of 20% or more of such outstanding shares of common shares. If after the rights become exercisable, we are involved in a merger, other business combination, or 50% or more of our assets or earning power is sold, the rights will then entitle the rightholders, upon exercise of the rights, to receive common shares of the acquiring company with a market value equal to twice the exercise price of each right. We can redeem the rights for $0.01 per right at any time prior to their becoming exercisable.




                            DESCRIPTION OF WARRANTS

         We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

DEBT WARRANTS

         The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

         o  the title of the debt warrants;

         o  the aggregate number of debt warrants;

         o  the price or prices at which the debt warrants will be issued;

         o the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

         o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

         o the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

         o the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

         o the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

         o the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

         o the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

         o the maximum or minimum number of the debt warrants which may be exercised at any time;

         o a discussion of any material United States federal income tax considerations; and

         o any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

         Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

OTHER WARRANTS

         The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

         o  the title of the warrants;

         o the securities (which may include preferred shares or common shares) for which the warrants are exercisable;

         o  the price or prices at which the warrants will be issued;

         o the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

         o if applicable, the designation and terms of the preferred shares or common shares with which the warrants are issued, and the number of the warrants issued with each share of preferred shares or common shares;

         o if applicable, the date on and after which the warrants and the related preferred shares or common shares will be separately transferable;

         o if applicable, a discussion of any material United States federal income tax considerations; and

         o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of preferred shares or common shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

         Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.


        DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

TRUST PREFERRED SECURITIES

         Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

         The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

         Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

         o  the distinctive designation of trust preferred securities;

         o  the number of trust preferred securities issued by the trust;

         o the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

         o whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

         o the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

         o the terms and conditions, if any, under which trust preferred securities may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

         o the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

         o the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

         o the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration; and

         o any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

         Pursuant to the declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under "-Trust Guarantees."

         Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

         In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

         The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

TRUST GUARANTEES

         Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees have been filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

          General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

         The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

         o any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust will have funds legally available;

         o the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the trust; and

         o upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the trust, the lesser of:

         o the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

         o the amount of assets of the trust remaining available for distribution to the holders of the trust's trust preferred securities in liquidation of the trust.

         Covenants of Ohio Casualty. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

         o declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

         o make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank junior to the debt securities owned by the trust; and

         o make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

         However, even during such circumstances, we may:

         o purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

         o reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

         o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

         o declare dividends or distributions in our capital stock, including stock dividends paid by us which consist of the stock of the same class as that on which any dividend is being paid;

         o  redeem or repurchase any rights pursuant to a rights agreement;
            and

         o make payments under the trust guarantee related to the trust preferred securities.

         Amendment and Assignment. Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

         Termination of the Trust Guarantees. Each trust guarantee will end as to the trust preferred securities issued by the trust upon any of the following:

         o full payment of the redemption price of all trust preferred securities;

         o distribution of our debt securities held by the trust to the trust preferred securities holders; or

         o full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

         Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

         Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

         If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the trust, and by complete performance of all obligations under the trust guarantee.

         Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

         The applicable prospectus supplement will set out the status of the trust guarantee.

EXPENSES OF THE TRUST

         We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.



       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common shares, preferred shares or depository shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common shares, preferred shares or depositary shares. The price per share of our common shares, preferred shares or depository shares and number of shares of our common shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common shares), that would secure the holders' obligations to purchase or to sell, as the case may be, common shares, preferred shares or depository shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

         The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.



                             PLAN OF DISTRIBUTION

         We and/or the trust may sell the securities covered by this prospectus in any of three ways (or in any combination):

         o  to or through underwriters or dealers;

         o directly to a limited number of purchasers or to a single purchaser; or

         o  through agents.

         In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

         The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

         o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

         o the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

         o  any securities exchanges on which the securities may be listed.

         Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

         If indicated in an applicable prospectus supplement, we and/or the trust may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the trust pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We and/or the trust may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

         The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we and/or the trust pay for solicitation of these delayed delivery contracts.

         Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

         Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

         Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trust against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trust in the ordinary course of business.


                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any of this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

         This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

         We "incorporate by reference" into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supercede that information. This prospectus, incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

         The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

         o our Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

         o  our Current Reports on Form 8-K, dated April 25, 2003 and May 8,
            2003.

         All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

         You may request a copy of these filings, at no cost, by wiring or telephoning our Chief Financial Officer at the following address or telephone number:

                           Ohio Casualty Corporation
                               9450 Seward Road
                             Fairfield, Ohio 45014
                      Attention: Chief Financial Officer
                                (513) 603-2600

         Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

         You may obtain additional information about us from our web site (www.ocas.com). Information on our web site is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Our web site address is included in this prospectus as an inactive textual reference only.


                                 LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us and the trust by Vorys, Sater, Seymour and Pease LLP, and/or by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

         The consolidated financial statements and related financial statement schedules for the years ended December 31, 2002 and 2001 incorporated in this prospectus by reference from the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which has been incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and related financial statement schedules for the year ended December 31, 2000 incorporated in this prospectus by reference from the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which has been incorporated by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION:

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount, except for the Registration Fee, is estimated.

Securities and Exchange Commission Registration Fee................   $40,450
Trustees' Fees and Expenses........................................    20,000
Accountants' Fees and Expenses.....................................    15,000
Legal Fees and Expenses............................................   155,000
Miscellaneous Expenses.............................................       550
Total Expenses.....................................................  $231,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

OHIO CASUALTY CORPORATION

         Division (E) of Section 1701.13 of the Ohio Revised Code and Article V of the Code of Regulations of Ohio Casualty Corporation (the "Company") relate to indemnification of the Company's directors and officers against liabilities arising in connection with the performance of their respective duties.

         Division (E) of Section 1701.13 of the Ohio Revised Code provides as follows:

         (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

         (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

         (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or
(2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

         (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

         (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

         (c) By the shareholders;

         (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
(2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or
(2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

         (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

         (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Article V of the Company's Code of Regulations provides as follows:

         SECTION 1. MANDATORY INDEMNIFICATION. The corporation shall indemnify
(A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

         SECTION 2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

         (A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership joint venture, trust or other enterprise in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

         (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

         SECTION 3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

         SECTION 4. DETERMINATION REQUIRED. Any indemnification required under
Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or
(B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or
(C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

         SECTION 5. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

         (A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under
Section 1; or

         (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

         SECTION 6. ARTICLE V NOT EXCLUSIVE. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

         SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article V, and as examples and not by way of limitation:

         (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

         (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this Article V.

         SECTION 9. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

         The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for any reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

THE TRUSTS

         Each declaration pursuant to which each of the trusts is organized will provide that no regular trustee, or affiliate of any regular trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or of any such affiliate, or employee or agent of each of the trusts or its affiliates (each an "Indemnified Person") will be liable, responsible or accountable in damages or otherwise to each of the trusts or any officer, director, shareholder, partner, member, representative, employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each of the trusts and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by each such declaration or by law, except that an Indemnified Person will be liable for such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct regarding such act or omission.

         Each declaration also provides that to the fullest extent permitted by applicable law, Ohio Casualty will indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of the creation, operation or termination of the trusts or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each the trusts and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by each such declaration, except that no Indemnified Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct regarding such act or omission.

         Each declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by Ohio Casualty before the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it will be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by each such declaration.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits:

         A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

         (b) Financial Statement Schedules:

         All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

ITEM 17.  UNDERTAKINGS.

         A. Undertaking pursuant to Rule 415

         The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Ohio Casualty's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in
Item 15 above, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         C. Equity Offerings of Nonreporting Registrants.

         The trust hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.




                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ohio Casualty certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio, on this 8th day of May, 2003.


                           OHIO CASUALTY CORPORATION


                          By: /s/ Donald F. McKee
                              ---------------------
                              Name:  Donald F. McKee
                              Title: Chief Financial Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Debra K. Crane and Donald F. McKee his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Dan R. Carmichael                       President, Chief Executive Officer and               May 8, 2003
------------------------------              Director
Dan R. Carmichael                           (Principal Executive Officer)


/s/ Donald F. McKee                         Chief Financial Officer                              May 8, 2003
------------------------------              (Principal Financial and Accounting
Donald F. McKee                             Officer)


/s/ Stanley N. Pontius                      Chairman of the Board                                May 8, 2003
------------------------------
Stanley N. Pontius


/s/ Terrence J. Baehr                       Director                                             May 8, 2003
------------------------------
Terrence J. Baehr

/s/ William P. Boardman                     Director                                             May 8, 2003
------------------------------
William P. Boardman


/s/ Jack E. Brown                           Director                                             May 8, 2003
------------------------------
Jack E. Brown


/s/ Catherine E. Dolan                      Director                                             May 8, 2003
------------------------------
Catherine E. Dolan


/s/ Philip G. Heasley                       Director                                             May 8, 2003
------------------------------
Philip G. Heasley


/s/ Stephen S. Marcum                       Director                                             May 8, 2003
------------------------------
Stephen S. Marcum


/s/ Ralph S. Michael III                    Director                                             May 8, 2003
------------------------------
Ralph S. Michael III


/s/  Robert A.  Oakley                      Director                                             May 8, 2003
------------------------------
Robert A. Oakley


/s/ Jan H. Suwinski                         Director                                             May 8, 2003
------------------------------
Jan H. Suwinski





                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ohio Casualty Capital Trust I and Ohio Casualty Capital Trust II each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio, on this 8th day of May, 2003.


                           OHIO CASUALTY CAPITAL TRUST I
                           OHIO CASUALTY CAPITAL TRUST II


                           By: /s/ Richard B. Kelly
                               --------------------
                               Name:  Richard B. Kelly
                               Trustee


                          By: /s/ Dennis E. McDaniel
                              ----------------------
                              Name:  Dennis E. McDaniel
                              Trustee


                          By: /s/ A. Larry Sisk
                              -----------------
                              Name: A. Larry Sisk
                              Trustee




                               INDEX TO EXHIBITS

Exhibit
Number      Description of Exhibits
------      ----------------------

1.1 Form of Underwriting Agreement (Standard Provisions) for common shares.

1.2 Form of Underwriting Agreement (Standard Provisions) for preferred shares.

1.3 Form of Underwriting Agreement (Standard Provisions) for debt securities.

4.1(a) Certificate of Amended Articles of Incorporation of the Company, as filed with the Ohio Secretary of State on May 25, 1983 (incorporated by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K (No. 000-05544), as filed with the Securities and Exchange Commission on December 15, 1998 (the "1998 Form 8-K)).

4.1(b) Certificate of Amendment to the Articles of Incorporation of the Company, as filed with the Ohio Secretary of State on November 21, 1986 (incorporated by reference to Exhibit 4(b) of the 1998 Form 8-K).

4.1(c) Certificate of Amendment to Amended Articles of Incorporation of the Company, as filed with the Ohio Secretary of State on April 29, 1992 (incorporated by reference to Exhibit 4(c) of the 1998 Form 8-K).

4.1(d) Certificate of Amendment to Amended Articles of Incorporation of the Company, as filed with the Ohio Secretary of State on April 30, 1996 (incorporated by reference to Exhibit 4(d) of the 1998 Form 8-K).

4.1(e) Certificate of Amendment to Amended Articles of Incorporation of the Company, as filed with the Ohio Secretary of State on May 10, 2000 (incorporated by reference to Exhibit 4(e) of the Company's Registration Statement on Form S-8 (No. 333-42942), as filed with the Securities and Exchange Commission on August 3, 2000 (the "2000 S-8")).

4.1(f) Amended Articles of Incorporation of the Company, reflecting amendments through May 10, 2000, (filed for Securities and Exchange Commission reporting compliance purposes only, not filed with the Ohio Secretary of State) (incorporated by reference to
            Exhibit 4(f) of the 2000 S-8).

4.2(a) Code of Regulations of the Company (incorporated by reference to Exhibit 4(f) of the 1998 Form 8-K).

4.2(b) Certificate of Amendment to the Code of Regulations of the Company (incorporated by reference to Exhibit 4(h) of the 2000 S-8).

4.2(c) Code of Regulations, as amended, reflecting amendments through April 26, 2000 (for Securities and Exchange Commission reporting purposes only) (incorporated by reference to Exhibit 4(i) of the 2000 S-8).

4.2(d) Code of Regulations, as amended, reflecting amendments through April 16, 2003.

4.3(a) Amended and Restated Rights Agreement, dated February 19, 1998, between the Company and First Chicago Trust Company of New York, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4(f) of the Company's Form 8-A/A Amendment No. 3 (No. 000-05544), as filed with the Securities and Exchange Commission on March 5, 1998).

4.3(b) First Amendment to the Amended and Restated Rights Agreement, dated November 8, 2001 (incorporated by reference to Exhibit 4(b) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (No. 000-05544), as filed with the Securities and Exchange Commission on March 5, 2002).

4.3(c) Certificate of Adjustment by the Company, dated as of July 1, 1999 (incorporated by reference to Exhibit 9 of the Company's Form 8-A/A Amendment No. 4 (No. 000-05544), as filed with the Securities and Exchange Commission on July 2, 1999).

4.4 Subordinated Indenture, dated May 8, 2003, between the Company and The Bank of New York.

4.5         Senior Indenture, dated May 8, 2003, between the Company and
            Citibank, N.A.

4.6         Specimen of Common Shares Certificate.

4.7         Form of Debt Securities.

4.8(a)      Form of Warrant Agreement for warrants sold alone.

4.8(b) Form of Warrant Agreement for warrants attached to debt securities, preferred stock or common stock.

4.9         Form of Deposit Agreement, including the form of depositary receipt.

4.10        Form of Purchase Contract Agreement.

4.11        Form of Stock Purchase Units (included in Exhibit 4.10).

4.12        Certificate of Trust of Ohio Casualty Capital Trust I.

4.13        Certificate of Trust of Ohio Casualty Capital Trust II.

4.14        Declaration of Trust for Ohio Casualty Capital Trust I.

4.15        Declaration of Trust for Ohio Casualty Capital Trust II.

4.16        Form of Amended and Restated Declaration of Trust.

4.17        Form of Trust Preferred Security (included in Exhibit 4.16).

4.18        Form of Preferred Securities Guarantee Agreement.

5.1         Opinion of Vorys, Sater, Seymour and Pease LLP.

5.2         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1        Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1        Consent of Ernst & Young LLP.

23.2        Consent of PricewaterhouseCoopers LLP.

23.3        Consent of Vorys, Sater, Seymour and Pease LLP (contained in
            Exhibit 5.1).

23.4        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
            Exhibit 5.2).

24.1 Powers of Attorney of certain officers and directors (included on the signature page of the Registration Statement).

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Amended and Restated Declaration of Trust of Ohio Casualty Capital Trust I.

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Amended and Restated Declaration of Trust of Ohio Casualty Capital Trust II.

25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York., the trustee under the Guarantee of Ohio Casualty for the benefit of the Trust Preferred Securities holders of Ohio Casualty Capital Trust I.

25.4 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Guarantee of Ohio Casualty for the benefit of the Trust Preferred Securities holders of Ohio Casualty Capital Trust II.

25.5 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Subordinated Indenture.

25.6 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., the trustee under the Senior Indenture.


Note: Ohio Casualty will file as an exhibit to a Current Report on Form 8-K
(i) any underwriting agreement relating to securities offered hereby and (ii) any required opinion of counsel to Ohio Casualty as to certain tax matters relating to securities offered hereby.